UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The Nasdaq Global Select Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The Nasdaq Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2023, Popular, Inc. (the “Corporation”) issued $400,000,000 aggregate principal amount of its 7.25% Senior Notes due 2028 (the “Notes”) in an underwritten public offering pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The Corporation intends to use the net proceeds of the offering to redeem or repay $300 million aggregate principal amount of its outstanding 6.125% Senior Notes due 2023.

The Notes were issued pursuant to the Indenture, dated as of February 15, 1995, as supplemented from time to time (the “Base Indenture”), and as further supplemented by the Tenth Supplemental Indenture, dated as of March 13, 2023 (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Corporation and The Bank of New York Mellon, as trustee.

The Notes bear interest at a rate of 7.25% per annum and mature on March 13, 2028. Interest will be payable semiannually in arrears on March 13 and September 13 of each year, commencing on September 13, 2023. The Notes are unsecured senior debt securities and rank equally in right of payment with all the Corporation’s other existing and future unsecured senior indebtedness.

Prior to February 13, 2028, the Notes may be redeemed, at the Corporation’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on February 13, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Tenth Supplemental Indenture) plus 45 basis points (0.45%) less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after February 13, 2028, the Corporation may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Tenth Supplemental Indenture has been filed as Exhibit 4.1 to this Current Report on Form 8-K. The description of the Tenth Supplemental Indenture contained herein is qualified in its entirety by reference to the Tenth Supplemental Indenture, which is incorporated into this Item 1.01 by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

The following documents relating to the sale of the Notes are filed as exhibits to this Current Report on Form 8-K and are incorporated into this Item 8.01 by reference:

•

Underwriting Agreement, dated March 8, 2023, between the Corporation and BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein;

•	Opinion of Sullivan & Cromwell LLP, dated March 13, 2023, as to the validity of the Notes; and

•	Opinion of Pietrantoni Méndez & Alvarez LLC, dated March 13, 2023, as to certain United States and Puerto Rico income tax matters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Tenth Supplemental Indenture, dated March 13, 2023, between the Corporation and The Bank of New York Mellon, as trustee.

4.2	Form of the Notes (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP, dated March 13, 2023, as to the validity of the Notes.

8.1	Opinion of Pietrantoni Méndez & Alvarez LLC, dated March 13, 2023, regarding certain United States and Puerto Rico income tax matters.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Pietrantoni Méndez & Alvarez LLC (included in Exhibit 8.1).

99.1	Underwriting Agreement, dated March 8, 2023, between the Corporation and BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: March 13, 2023	By:	/s/ José R. Coleman Tió
José R. Coleman Tió
Executive Vice President and Chief Legal Officer